UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

FORM 8-K/A

AMENDED CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934.

DATE OF REPORT:  October 22, 2012  (Date of earliest event reported)

ACCREDITED BUSINESS CONSOLIDATORS CORP.
(Exact name of registrant as specified in its charter)

PA                                            0-27182               25-1624305
                                                     (State or other jurisdiction                         (Commission File     IRS Employer
of incorporation)                                      Number)            Identification Number)

Accredited Business Consolidators Corp.
c/o Accredited Suppliers Nicaragua S.A.
De La Estatua de Montoya
1 Cuadra al Sur
Casa Esquinera
Apartado PA-228
Managua 10000
Nicaragua

(Address of principal executive offices)

1-267-864-7737 or +505-8796-8888
(Registrant's telephone number, including area code)

196 West Ashland
Doylestown, PA  18901
(Former Name or Former Address, if changed since last report)

Item 1.01  Entry into Material Definitive Agreement
Item 7.01  Regulation FD Disclosure

Accredited Business Consolidators Corp. (OTCQB:ACDU) announced on October 22, 2012, via a press release distributed by GlobeNewswire that it tentatively agreed to purchase land on the Bay of Bluefields, Nicaragua. The land can be viewed at ACDU's Bluefields Project website:  bluefields.accreditedbiz.com ..

The Bay of Bluefields provides direct access to the El Bluff/Bluefields Port and the Caribbean Ocean.   Many imports to Nicaragua arrive at El Bluff and are taken on smaller boats to the El Rama Port for transportation by ground vehicle to Managua. Many of these boats pass near the Accredited property as they travel to the Escondido River.

Over the next two months, the Company will finalize its financing and the formation of a Nicaraguan corporation to hold the property and further develop its plans. The Company will not issue any additional shares in connection with this transaction. Rather, the property acquisition will be financed through a banking lender, by the seller, or through a warehouse line of credit from My Pleasure Ltd., United Kingdom, the majority owner of AccreditedBiz. Any debt incurred as a result of the transaction will be long term in nature and at standard commercial interest rates.

The Company has not announced the financial terms of this acquisition until non-compete clauses are entered into by certain affiliates. At that time, the Company will make additional disclosures.

Accredited Business Consolidators Corp. is a diversified holding company focused on undervalued projects. The Company's authorized common shares are 450,000,000. 436,399,566 common shares are outstanding of which 70,546,600 are restricted.  There are 500,000,000 preferred shares, all of which are restricted and owned by My Pleasure Ltd., of the United Kingdom.   This is not an offer to sell securities. Statements made are forward-looking subject to risks and uncertainties. Statements included are made as of the date hereof, and the company undertakes no obligation to update such statements to reflect subsequent events or circumstances. Actual results could differ materially from anticipated results.

Item 8.01 Other Events

The Company previously issued an Amended 8-K on October 19, 2012, providing a copy of the comments of the staff of the Securities and Exchange Commission as to our 8-K filing made on October 12, 2012 (but dated October 11, 2012).  The Company received a letter from the Securities and Exchange Commission on

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act
of 1934, the registrant has duly caused this report to be
signed on its behalf by the undersigned hereunto duly authorized.

Dated:   October 27, 2012
ACCREDITED BUSINESS CONSOLIDATORS CORP.

By: /s/ Andy William
Andy William, Vice President and Chief Operating Officer
          web:  www.accreditedbiz.com
          fax:  1-267-371-5168

Exhibit A  -- Text of SEC's Letter to Accredited Business Consolidators Corp.  September 24, 2012

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON DC 20549

By E-mail
Joanna Chmielewska
  President and Chief Financial Officer
Accredited Business Consolidators Corp.
196 West Ashland St.
Doylestown, PA  18901

Re:    Accredited Business Consolidators Corp. Item 4.02 Form 8-K
         Filed October 12, 2012, as amended October 19, 2012
         File No. 000-27182

Dear Ms. Chmielewska:

We have completed our review of your filing.  We remind you that our comments or changes to disclosure in response to our comments do not foreclose the Commission from taking any action with respect to the company or the filing and the company may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.  We urge all persons who are responsible for the accuracy and adequacy of the disclosure in the filing to be certain that the filing includes the information the Securities Exchange Act of 1934 and all applicable rules require.

Sincerely,

/s/ Beverly A. Singleton

Beverly A. Singleton Staff Accountant